Exhibit 99.2

SCHERING-PLOUGH CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed statements of combined operations as of and for the nine months ended September 30, 2007 and for the year ended December 31, 2006 have been prepared on a basis consistent with accounting principles generally accepted in the United States of America, referred to as U.S. GAAP, and applicable requirements of the Securities and Exchange Commission (SEC). The unaudited pro forma condensed combined financial statements are derived by applying pro forma adjustments to the combined historical financial statements of Schering-Plough and Organon BioSciences N.V., referred to as Organon BioSciences or the OBS Group, as the case may be, and which comprise the former human and animal health businesses of Akzo Nobel N.V. The sale of the OBS Group by Akzo Nobel N.V. to Schering-Plough closed on November 19, 2007 (the Acquisition Date). Organon BioSciences’ historical audited combined financial statements as of December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006, and the historical unaudited condensed combined interim financial statements as of and for the six month periods ended June 30, 2007 and 2006, each of which have been prepared under International Financial Reporting Standards, as adopted by the European Union, referred to as IFRS, have been filed with the SEC as part of Schering-Plough’s registration statement on Form S-3 dated August 2, 2007. The unaudited pro forma condensed statements of combined operations give effect to the following transactions as if such transactions had occurred on January 1, 2006. The unaudited pro forma condensed combined balance sheet gives effect to the following transactions as if such transactions had occurred on September 30, 2007:

•	The acquisition by Schering-Plough of Organon BioSciences, referred to as the Organon BioSciences acquisition, for aggregate cash consideration of approximately €11.00 billion (approximately $16.12 billion based on the Acquisition Date exchange rate of $1.4647 per Euro).

•	The financing of the Organon BioSciences acquisition with aggregate proceeds of $10.35 billion from the following financing transactions:

                  Completed prior to September 30, 2007

•	Issuance of 10,000,000 shares of 6.00% mandatory convertible preferred stock, referred to as the 2007 Preferred Stock, for net proceeds of $2.44 billion in August 2007;

•	Issuance of 57,500,000 common shares for net proceeds of $1.54 billion in August 2007;

•	Issuance of the 6.00% Senior Notes due 2017 and the 6.55% Senior Notes due 2037 in September 2007 for net proceeds of $1.98 billion;

                  Completed after September 30, 2007

•	Issuance of the 5.00% Senior Euro Denominated Notes due 2010 and the 5.375% Senior Euro Denominated Notes due 2014 in October 2007 for net proceeds of €1.99 billion ($2.83 billion based on the September 30, 2007 exchange rate of $1.42 per Euro); and

•	Draw down of debt of €1.1 billion ($1.56 billion based on the September 30, 2007 exchange rate of $1.42 per Euro) in October 2007 under a five-year Senior Euro Denominated term loan facility.

•	The use of existing Schering-Plough cash, cash equivalents and short-term investments of $5.77 billion to fund the purchase price.

The Organon BioSciences acquisition will be accounted for using the purchase method of accounting in conformity with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations” as issued by the Financial Accounting Standards Board (“FASB”) in the U.S. Under this method, the purchase price and transaction related costs will be allocated to the assets acquired and liabilities assumed based on their estimated fair values as of the Acquisition Date. Any excess of the purchase price over the estimated fair value of the net assets acquired (including identifiable intangible assets) will be allocated to goodwill.

SCHERING-PLOUGH CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

In connection with the preliminary purchase price allocation, Schering-Plough has made estimates of the fair values of assets and liabilities based upon assumptions that Schering-Plough believes are reasonable. The allocation of purchase price for acquisitions requires use of accounting estimates and judgments to allocate the purchase price to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values. Schering-Plough’s process for estimating the fair values of in-process research and development, identifiable intangible assets and certain tangible assets requires significant estimates and assumptions including, but not limited to, determining the timing and estimated costs to complete the in-process projects, projecting regulatory approvals, estimating future cash flows and developing appropriate discount rates.

The allocation of purchase price is subject to finalization of Schering-Plough’s analysis of the fair value of the assets acquired and liabilities assumed and the final allocation of pension assets as of the Acquisition Date. The final allocation of the purchase price will result in additional adjustments to the recorded amounts of assets and liabilities and will also result in adjustments to depreciation, amortization and in-process research and development. The adjustments arising out of the finalization of the purchase price allocation will not impact cash flows. However, such adjustments could result in material increases or decreases to net income available to common shareholders. Further revisions to the purchase price allocation will be made as additional information becomes available. The finalization of the purchase price allocation is expected to be completed as soon as practicable but no later than 12 months after the Acquisition Date.

The U.S. GAAP historical Organon BioSciences amounts included in the unaudited pro forma condensed combined balance sheet as of September 30, 2007 and the unaudited pro forma condensed statement of combined operations for the nine months ended September 30, 2007 are derived from the Organon BioSciences’ unaudited IFRS condensed combined interim balance sheet and statement of income prepared in Euro as of and for the nine months ended September 30, 2007 converted to U.S. GAAP and translated to U.S. Dollars. The U.S. GAAP historical Organon BioSciences amounts included in the unaudited pro forma condensed statement of combined operations for the year ended December 31, 2006 are derived from the Organon BioSciences’ audited IFRS statement of income presented in Euro for the year ended December 31, 2006 converted to U.S. GAAP and translated to U.S. Dollars.

A reconciliation of Organon BioSciences’ combined net income and combined invested equity between U.S. GAAP and IFRS as of and for the year ended December 31, 2006 has been included as Note 32 to the Organon BioSciences historical audited combined financial statements that have been filed with the SEC as part of Schering-Plough’s registration statement on Form S-3 dated August 2, 2007.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only. They do not purport to present what Schering-Plough’s results of operations or financial condition would have been had these transactions actually occurred on the dates indicated, nor do they purport to represent Schering-Plough’s results of operations for any future period or financial condition as of any future date. The pro forma adjustments are based upon available information, preliminary estimates and certain assumptions that Schering-Plough believes are reasonable based on information currently available, and are described in the accompanying notes to the unaudited pro forma condensed combined financial statements. Furthermore, no effect has been given in the unaudited pro forma condensed statements of combined operations for synergistic benefits that may be realized through the combination of Schering-Plough and Organon BioSciences or the costs that have been or may be incurred in integrating their operations. These adjustments continue to be subject to change as additional information is obtained by Schering-Plough.

The unaudited pro forma condensed combined financial statements should be read in conjunction with Schering-Plough’s historical consolidated financial statements and related notes thereto, Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Schering-Plough’s 2006 10-K and third quarter 2007 10-Q, and Organon BioSciences’ historical audited combined financial statements as of December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006 and historical unaudited condensed combined interim financial statements as of June 30, 2007 and for the six months ended June 30, 2007 and 2006 that have been filed with the SEC as part of Schering-Plough’s registration statement on Form S-3 dated August 2, 2007.

SCHERING-PLOUGH CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2007
(in millions)

	U.S. GAAP Historical
		Organon	Pro Forma Adjustments				Pro Forma
	Schering-	BioSciences	(See Note 3)				Condensed
	Plough	(See Note 2)	Financing		Purchase Accounting		Combined
			Increase/(Decrease)

ASSETS
Cash, cash equivalents and short-term investments	$12,561	$221	$4,389	(a)	$(16,120	)(b)	$1,051
Accounts receivable, net	1,993	1,046	—		—		3,039
Receivables from related parties, net	—	720	—		(720	)(c)	—
Inventories	1,801	1,241	—		659	(d)	3,701
Deferred income taxes	234	35	—		—		269
Prepaid expenses and other current assets	1,212	36	—		—		1,248

Total current assets	17,801	3,299	4,389		(16,181)		9,308

Property, plant and equipment, net	4,431	1,561	—		439	(e)	6,431
Goodwill	213	565	—		3,932	(f)	4,710
Other intangible assets, net	256	113	—		5,387	(g)	5,756
					4,000	(h)
					(4,000	)(h)
Other assets	951	495	—		—		1,446

Total assets	$23,652	$6,033	$4,389		$(6,423)		$27,651

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$1,240	$849	$—		$—		$2,089
Payables to related parties	—	1,630	—		(1,630	)(c)	—
Short-term borrowings and current portion of long-term debt	265	211	—		—		476
U.S., foreign and state income taxes	213	232	—		—		445
Other accrued liabilities	2,153	60	—		200	(i)	2,413

Total current liabilities	3,871	2,982	—		(1,430)		5,423

Long-term debt	4,403	88	4,389	(a)	—		8,880
Deferred income taxes	104	82	—		1,529	(j)	1,715
Other long-term liabilities	1,715	259	—		100	(k)	2,074

Total long-term liabilities	6,222	429	4,389		1,629		12,669

Mandatory convertible preferred shares	2,500	—			—		2,500
Common shares	1,055	—	—		—		1,055
Paid-in capital	4,727	—			—		4,727
Invested equity		2,622			(2,622	)(l)	—
Retained earnings	11,328	—	—		(4,000	)(h)	7,328
Accumulated other comprehensive loss	(748)	—	—		—		(748)
Treasury shares	(5,303)	—			—		(5,303)

Total shareholders’ equity	13,559	2,622	—		(6,622)		9,559

Total liabilities and shareholders’ equity	$23,652	$6,033	$4,389		$(6,423)		$27,651

SCHERING-PLOUGH CORPORATION

UNAUDITED PRO FORMA CONDENSED STATEMENT OF COMBINED OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
(in millions, except per share amounts)

			Pro Forma Adjustments
	U.S. GAAP Historical		(See Note 3)				Pro Forma
	Schering	Organon BioSciences			Purchase		Condensed
	Plough	(See Note 2)	Financing		Accounting		Combined
			Increase/(Decrease)

Net sales	$8,965	$3,721	$—		$(133	)(m)	$12,553
Cost of sales	2,838	1,116	—		337	(m)(n)	4,291
Selling, general and administrative	3,833	1,221	—		—		5,054
Research and development	2,071	673	—		—		2,744
Other (income)/expense, net	(451)	92	518	(o)	—		159
Special and acquisition related charges	32	—	—		—		32
Equity income	(1,483)	(1)	—		—		(1,484)

Income before income taxes	2,125	620	(518)		(470)		1,757

Income tax expense/(benefit)	272	110	(73	)(p)	(108	)(p)	201

Net income	1,853	510	(445)		(362)		1,556

Preferred stock dividends	80	—	94	(q)	—		174

Net income available to common shareholders	$1,773	$510	$(539)		$(362)		$1,382

Diluted earnings per common share	$1.15						$0.87 (r)
Basic earnings per common share	$1.17						$0.89 (r)
Weighted average shares outstanding:
Diluted	1,596						1,583
Basic	1,511						1,559

SCHERING-PLOUGH CORPORATION

UNAUDITED PRO FORMA CONDENSED STATEMENT OF COMBINED OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006
(in millions, except per share amounts)

	U.S. GAAP Historical		Pro Forma Adjustments
		Organon	(See Note 3)				Pro Forma
	Schering	BioSciences			Purchase		Condensed
	Plough	(See Note 2)	Financing		Accounting		Combined
			Increase/(Decrease)

Net sales	$10,594	$4,643	$—		$(158	)(m)	$15,079
Cost of sales	3,697	1,498	—		454	(m)(n)	5,649
Selling, general and administrative	4,718	1,694	—		—		6,412
Research and development	2,188	781	—		—		2,969
Other (income)/expense, net	(135)	23	658	(o)	—		546
Special and acquisition related charges	102	—	—		—		102
Equity income	(1,459)	(3)			—		(1,462)

Income before income taxes	1,483	650	(658)		(612)		863

Income tax expense/(benefit)	362	9	(98	)(p)	(141	)(p)	132

Net income before cumulative effect of a change in accounting principle	1,121	641	(560)		(471)		731

Cumulative effect of a change in accounting principle, net of tax	(22)	—	—		—		(22)

Net income	1,143	641	(560)		(471)		753

Preferred stock dividends	86	—	150	(q)	—		236

Net income available to common shareholders	$1,057	$641	$(710)		$(471)		$517

Diluted earnings per common share:
Earnings available to common shareholders before cumulative effect of a change in accounting principle	$0.69						$0.31
Cumulative effect of a change in accounting principle	0.02						0.02

Diluted earnings per common share	$0.71						$0.33 (r)

Basic earnings per common share:
Earnings available to common shareholders before cumulative effect of a change in accounting principle	$0.69						$0.32
Cumulative effect of a change in accounting principle	0.02						0.02

Basic earnings per common share	$0.71						$0.34 (r)

Weighted average shares outstanding:
Diluted	1,491						1,549
Basic	1,482						1,540

SCHERING-PLOUGH CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	DESCRIPTION OF THE PLANNED ORGANON BIOSCIENCES ACQUISITION AND BASIS OF PRESENTATION

On November 19, 2007, Schering-Plough completed its acquisition of Organon BioSciences for approximately €11.00 billion in cash.

The Organon BioSciences acquisition will be accounted for in accordance with U.S. GAAP using the purchase method of accounting. Under this method, the purchase price and transaction related costs are allocated to the assets acquired and liabilities assumed based on their estimated fair values as of the Acquisition Date. Any excess of the purchase price over the estimated fair value of the net assets acquired (including identifiable intangible assets) is allocated to goodwill.

This allocation of the purchase price is subject to finalization of Schering-Plough’s analysis of the fair value of the assets acquired and liabilities assumed and the final allocation of pension assets as of the Organon BioSciences Acquisition Date. The final allocation of the purchase price will result in additional adjustments to the recorded amounts of assets and liabilities and will also result in adjustments to depreciation, amortization and in-process research and development. The adjustments arising out of the finalization of the purchase price allocation will not impact cash flows. However, such adjustments could result in material increases or decreases to net income available to common shareholders. Further revisions to the purchase price allocation will be made as additional information becomes available. Accordingly, the purchase price allocation in the unaudited pro forma condensed combined financial statements is preliminary and will be adjusted upon completion of the final valuation. The finalization of the purchase price allocation is expected to be completed as soon as practicable but no later than 12 months after the Acquisition Date.

The unaudited pro forma condensed combined balance sheet gives effect to the Organon BioSciences acquisition and related financing as if it had occurred on September 30, 2007. The historical unaudited condensed combined balance sheet for Organon BioSciences at September 30, 2007, prepared in accordance with IFRS in Euro, has been converted to U.S. GAAP and has been translated to U.S. Dollars using a rate of $1.42, which approximates the Euro conversion rate to U.S. Dollars at September 30, 2007. The unaudited pro forma condensed statement of combined operations for the nine months ended September 30, 2007 and the twelve months ended December 31, 2006, gives effect to the Organon BioSciences acquisition and related financing as if it had occurred on January 1, 2006. The historical combined statement of income for Organon BioSciences for the nine months ended September 30, 2007 and the twelve months ended December 31, 2006, prepared in accordance with IFRS in Euro, have been converted to U.S. GAAP and have been translated to U.S. Dollars using exchange rates of $1.34 and $1.25, respectively, which approximates the average Euro conversion rate to U.S. Dollars for the applicable period.

The estimated purchase price was calculated as follows:

(in millions, except exchange rate)
Consideration in Euro	€10,971	(1)
Exchange rate in U.S. Dollars per 1.00 Euro	$1.4647	(2)

Consideration in U.S. Dollars	$16,069
Transaction costs	51

Estimated purchase price including net debt assumed	$16,120

(1)	Includes €55 million (approximately $78 million using the September 30, 2007 exchange rate of €1.00 = $1.42) of net debt assumed by Schering-Plough.
(2)	Based on the exchange rate on the Acquisition Date.

SCHERING-PLOUGH CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

The preliminary allocation of the purchase price as of September 30, 2007 is summarized below:

Allocation of
Purchase Price
Preliminary Purchase Price	to Net Assets
Allocation as of September 30, 2007	Acquired
(in millions)

Identifiable intangible assets	$5,500 (1)
Property, plant and equipment	2,000
Inventories	1,900
Other non-current assets	110
Net working capital, excluding Inventories	(36)
Deferred income tax, net	(1,204)
Acquisition related liabilities	(200)
Other long-term liabilities	(447)
Goodwill	4,497
In-process research and development (IPR&D)	4,000 (2)

Estimated purchase price to be allocated	16,120

(1)	The allocation of the purchase price to intangible assets includes trade names, products and product rights, and other identifiable intangibles, with a composite estimated useful live of approximately 12 years.

(2)	The amounts allocated to in-process research and development will be charged to the statement of operations in the period the Organon BioSciences acquisition is consummated. This IPR&D amount is excluded from the unaudited pro forma condensed statements of combined operations as this charge is not expected to have a continuing impact on operations.

2.	HISTORICAL COMBINED FINANCIAL STATEMENTS OF ORGANON BIOSCIENCES

The historical combined financial statements of Organon BioSciences as of December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006, prepared in accordance with IFRS, have been filed with the SEC as part of Schering-Plough’s registration statement on Form S-3 dated August 2, 2007. A reconciliation of Organon BioSciences’ combined net income and combined invested equity between U.S. GAAP and IFRS as of and for the year ended December 31, 2006 has been included in Note 32 to those financial statements, that have been filed with the SEC as part of Schering-Plough’s registration statement on Form S-3 dated August 2, 2007. The unaudited condensed combined interim financial statements of Organon BioSciences as of and for the nine-month period ended September 30, 2007 have been prepared in accordance with IFRS.

The amounts in the U.S. GAAP historical Organon BioSciences columns in the unaudited pro forma condensed combined financial statements were derived from the Organon BioSciences historical annual audited and unaudited condensed combined interim financial statements and have been adjusted for the following:

•	U.S. GAAP adjustments applied to the Organon BioSciences IFRS financial statements, including but not limited to, adjustments related to business combinations, pensions and other postretirement benefits, the impairment of goodwill, research and development costs, differing treatment of subsequent events between U.S. GAAP and IFRS, tax on elimination of intercompany profits and deferred income taxes.

•	Currency amounts have been translated from Euro to U.S. Dollars (at the rates specified in Note 1 to these unaudited pro forma condensed combined financial statements in accordance with SFAS No. 52 “Foreign Currency Translation”).

SCHERING-PLOUGH CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

Schering-Plough is in the process of reviewing Organon BioSciences’ accounting policies and financial statement classifications. As a result of that review, it may become necessary to make reclassifications or adjustments to the consolidated financial statements of Schering-Plough on a prospective basis.

3.	PRO FORMA ADJUSTMENTS

Historical financing transactions

The Schering-Plough U.S. GAAP historical condensed balance sheet as of September 30, 2007 reflects the issuance of the 2007 Preferred Stock for net proceeds of $2.44 billion in August 2007, the issuance of 57,500,000 common shares for net proceeds of $1.54 billion in August 2007 and the issuance of the 6.00% Senior Notes due 2017 and the 6.55% Senior Notes due 2037 in September 2007 for net proceeds of $1.98 billion that were related to the financing of the Organon BioSciences acquisition.

Pro forma condensed combined balance sheet adjustments

The pro forma condensed combined balance sheet reflects the following adjustments:

(a) Reflects the following financing transactions:

—	Issuance of the 5.00% Senior Euro Denominated Notes due 2010 and the 5.375% Senior Euro Denominated Notes due 2014 in October 2007 for net proceeds of $2.83 billion; and

—	Draw down of debt of $1.56 billion in October 2007 under a five-year Senior Euro Denominated term loan facility.

(b) Reflects the use of cash, cash equivalents and short-term investments of $16.12 billion, including the financing discussed in (a) above, to fund the purchase price as calculated at September 30, 2007.

(c) Reflects related party receivables, net and payables at September 30, 2007 that would be settled as part of the transaction.

(d) Reflects the adjustment of the historical Organon BioSciences inventories to estimated fair value. Because this adjustment is directly attributed to the transaction and will not have a continuing impact, it is not reflected in the unaudited pro forma condensed statements of combined operations. However, this inventory adjustment will result in an increase in cost of sales in the periods subsequent to the consummation of the transaction during which the related inventories are sold.

(e) Reflects the adjustment to step-up the carrying values of the Organon BioSciences property, plant and equipment to estimated fair value.

(f) Reflects the addition of estimated goodwill from the purchase price allocation of $4.50 billion and the elimination of historical Organon BioSciences goodwill of $565 million.

(g) Reflects an estimate of the portion of the purchase price allocated to Organon BioSciences’ acquired identifiable intangible assets.

(h) Reflects an estimate of the portion of the purchase price allocated to acquired in-process research and development projects that, as of the closing date of the Organon BioSciences acquisition, will not have reached technological feasibility and will have no alternative future use. Because this expense is directly attributable to the Organon BioSciences acquisition and will not have a continuing impact, it is not reflected in the unaudited pro forma condensed statements of combined operations. However, this item will be recorded as an expense in the financial statements of Schering-Plough in the period that the Organon BioSciences acquisition is completed.

(i) Reflects an estimate of acquisition-related liabilities.

(j) Reflects an estimate of net deferred tax liabilities arising from the acquisition.

(k) Reflects the adjustment of the historical Organon BioSciences benefit plan liabilities to their estimated fair value.

(l) Reflects the elimination of all components of the historical equity of Organon BioSciences at September 30, 2007.

SCHERING-PLOUGH CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

Pro forma condensed statement of combined operations adjustments

The pro forma condensed statements of combined operations reflect the following adjustments:

(m) Reflects an estimate of the reduction in net sales and cost of sales of $158 million and $24 million, respectively, for the year ended December 31, 2006 and $133 million and $22 million, respectively, for the nine months ended September 30, 2007 as a result of revenues that may not continue as a result of regulatory reviews and change of control provisions.

(n) Reflects an estimate of additional annual depreciation of $29 million ($22 million on a nine-month basis) related to the fair value adjustment to depreciable property, plant and equipment depreciated over a weighted average useful life of approximately 15 years.

Also reflects an estimate of annual amortization expense of $449 million ($337 million on a nine-month basis) for identifiable intangible assets in connection with the Organon BioSciences acquisition at their estimated fair values.

(o) Adjustment reflects $299 million of lower interest income for the year ended December 31, 2006 and $254 million of lower interest income for the nine months ended September 30, 2007 due to the use of cash to fund the Organon BioSciences acquisition. An interest rate of 5.18%, which represents Schering-Plough’s weighted average interest rate for the nine months ended September 20, 2007, was used to estimate the reduction in interest income.

Also reflects an increase in interest expense of $359 million for the year ended December 31, 2006 and $264 million for the nine months ended September 30, 2007, including additional interest expense associated with the 6.00% Senior Notes due 2017 and the 6.55% Senior Notes due 2037 issued September 17, 2007 of $128 million for the year ended December 31, 2006 and $91 million for the nine months ended September 30, 2007. Annual interest expense associated with the 5.00% Senior Euro Denominated Notes due 2010 and the 5.375% Senior Euro Denominated Notes due 2014 will be approximately $153 million ($114 million on a nine-month basis). The remaining interest expense of $78 million ($59 million on a nine-month basis) was calculated using an interest rate of 5.00% and is based on the terms of the five-year senior euro denominated term loan facility.

(p) Reflects the recognition of the income tax benefit of the above pro forma adjustments at an appropriate estimated tax rate.

(q) Reflects the additional Preferred Stock dividends resulting from the issuance of the 2007 Preferred Stock.

(r) Earnings per share amounts are calculated using net income available to common shareholders as the numerator and reflect the following weighted average shares outstanding:

		Issuance of			Pro Forma
	Schering-Plough	Common	2004 Preferred		Condensed
(all share amounts in millions)	Historical	Shares	Stock		Combined

For the year ended December 31, 2006:
Diluted shares outstanding	1,491	58	—		1,549
Basic shares outstanding	1,482	58	—		1,540
For the nine months ended September 30, 2007:
Diluted shares outstanding	1,596	48(1)	(61	)(2)	1,583
Basic shares outstanding	1,511	48(1)	—		1,559

(1)	Represents the incremental impact on common shares for the nine months ended September 30, 2007.

(2)	61 million common shares obtainable upon conversion of the 2004 Preferred Stock were dilutive to Schering-Plough’s historical earnings per share for the nine months ended September 30, 2007, but would not be dilutive to the pro forma condensed combined earnings per share and are therefore excluded from the computation. The 2007 Preferred Stock is assumed to be anti-dilutive to the pro forma condensed combined earnings per share and is therefore excluded from the computation for all periods presented.